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                                                                  Exhibit 10.29


                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 23 day of July, 1996, is entered into by Summa Four, Inc., a New Hampshire corporation with its principal place of business at Manchester, New Hampshire (the "Company"), and John Shaw (the "Employee").

         The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1. EMPLOYMENT AT WILL. The Company hereby agrees to employ the Employee as an employee at will, and the Employee hereby accepts such employment with the Company, upon the terms set forth in this Agreement, for the period commencing on July 1, 1996 (the "Commencement Date") and ending on the date the Employee's employment is terminated in accordance with the provisions of Section 4 (such period, the "Employment Period").

         2. TITLE; CAPACITY. The Employee shall serve as Vice President, Business Development and Strategy, or in such other position as the Company or its Board of Directors (the "Board") may determine from time to time. The Employee shall be based at the Company's headquarters in Manchester, New Hampshire, or such place or places in the continental United States as the Board shall reasonably determine and the Employee shall agree. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Board or such officer of the Company as may be designated by the Board.


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         The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

         3.       Compensation and Benefits.
                  -------------------------

                  3.1 SALARY. The Company shall pay the Employee, in bi-weekly installments, an annual base salary of $120,000 (less applicable state and federal taxes) for the period commencing on the Commencement Date and ending March 31, 1997, subject to adjustment thereafter as determined annually by the Board at its first regular meeting following its receipt of the Company's audited financial results for its preceding fiscal year.

                  3.2 BONUS. For such period ending March 31, 1997, the Employee shall be eligible for a bonus of up to 40% of his current base salary based on the achievement of certain goals approved by the Company's Compensation Committee. Half of the bonus shall be based on the satisfaction of personal objectives and the other half shall be based on the satisfaction of corporate objectives for the Company's fiscal year then ending, as determined by the Company's management and approved by its Board of

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Directors. If either the Employee's personal objectives or corporate objectives are satisfied, the Employee shall receive that portion of his bonus related to the satisfaction of either of those objectives without regard to whether the other is satisfied. In order for the Employee to be entitled to payment of his bonus, he must be actively employed on the date the bonus is paid. For periods thereafter, the Employee shall be entitled to participate in such bonus programs, if any, as may be established from time to time by the Board of Directors.

                  3.3 FRINGE BENEFITS. The Employee shall be entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate, and to vacations in accordance with the Company's vacation policy.

                  3.4 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee for all gasoline used by the Employee in one automobile owned or leased by him and for reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, PROVIDED, HOWEVER, that (i) the amount available for such travel, entertainment and other expenses may be fixed in advance by senior management or the Board and (ii) amounts so reimbursed for gasoline will be included in Employee's taxable income except as so documented as a business expense.

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                  3.5 STOCK OPTION. At the Board's July 19, 1996 meeting, the
Employee shall be granted an incentive stock option to purchase 4,250 shares of the Company's common stock under its 1993 Stock Incentive Plan (the "Plan"). This new grant shall be in addition to all pre-existing grants. The new option to purchase 4,250 shares vests one- third on July 19, 1997, one-third on July 19, 1998 and one-third on July 19, 1999. Stock options granted may be exercised by the Employee, to the extent vested, in accordance with the terms of the Plan.

         4. EMPLOYMENT TERMINATION WITHOUT CAUSE. The Employee shall have the status of an employee at will. The Company may terminate the Employee's employment at any time without cause. The Employee has no obligation to remain employed by the Company and may terminate his employment at any time.

                  4.1 TERMINATION FOR CAUSE. In the event the Employee's employment is terminated for cause the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company. For purposes of this Agreement, "cause" for termination shall be deemed to exist upon (a) a good faith finding by the Company of failure of the Employee to perform his assigned duties for the Company, dishonesty, gross negligence or misconduct, or (b) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony.

                  4.2 TERMINATION FOR DEATH OR DISABILITY. If the Employee's employment is terminated by death or because of disability, the Company shall pay to the estate of

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the Employee or to the Employee, as the case may be, the compensation which would otherwise be payable to the Employee up to the end of the month in which the termination of his employment because of death or disability occurs. For purposes of this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, PROVIDED THAT if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

                  4.3 TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE. If the Employee's employment is terminated by the Company for any reason other than for cause, the Company shall continue paying the Employee's base salary, after the Employee's termination of employment, for up to six (6) months (the "Severance Benefit"). Payment of the Severance Benefit shall cease upon the earlier of (a) the date six (6) months after the Employee's date of termination, or (b) the date the Employee begins employment with another employer (or is re-employed by the Company).

                  4.4 TERMINATION FOLLOWING CHANGE IN CONTROL. If the Employee's employment is terminated by the Company for any reason within one year after a change in control, the Company shall continue paying the Employee's base salary, after the Employee's termination of employment, for up to twelve (12) months (the "Severance

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Benefit"). Payment of the Severance Benefit shall cease upon the earlier of (a)
the first anniversary of the Employee's date of termination, or (b) the date the Employee begins employment with another employer (or is re-employed by the Company). For the purposes of this paragraph, a change in control is defined as provided for in Attachment "A."

         5.       Non-Compete.
                  -----------

                  (a) During the Employment Period and for a period of twelve (12) months after the Employee's termination of employment for any reason, the Employee will not directly or indirectly:

                  (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), render any services to any business engaged in the design, manufacture or sale of programmable switches (including, without limitation, Excel), or to any non-legacy switch manufacturer (including, without limitation, Sattel) or any major original equipment manufacturer customers of Excel (including, without limitation, Boston Technology, Glenayre or AccessLine); or

                  (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

                  (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients,

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customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company.

                  (b) If any restriction set forth in this Section 5 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

                  (c) The restrictions contained in this Section 5 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 5 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

         6. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 6.

         7. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

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         8.       ENTIRE AGREEMENT. This Agreement constitutes the entire
agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

         9. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

         10. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New Hampshire.

         11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

         12.      Miscellaneous.
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                  12.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

                  12.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

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                  12.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


                                    SUMMA FOUR, INC.


                                    By: /s/ John H. Shaw
                                       -----------------------------------------
                                            JOHN H. SHAW

                                    Title: Vice President, Business
                                          --------------------------------------
                                           Development and Strategy


                                    /s/ Barry Gorsun
                                    --------------------------------------------
                                    Chairman

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                                 ATTACHMENT "A"

         For the purposes of this Agreement, a change of control shall be deemed to have occurred if at any shareholders' meeting fifty percent (50%) of the total shares voting of the shares of the Company's common stock outstanding are voted either directly or by proxy for a person or persons other than those nominated by the Company's Board of Directors or if the individuals who, as of the date hereof, constitute the Board of Directors of the Company, cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved of by a vote of at least a majority of the Directors then comprising the Board, shall be, for the purposes of this Agreement, considered as though such person was a member of the Board as of the date hereof.





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